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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT

         AGREEMENT by and between York International Corporation, a Delaware corporation (the "Company") and Peter C. Spellar (the "Executive") dated as of the 31st day of December, 2003.

         The Board of Directors of the Company (the "Board") has determined that it is in the Company's best interests and that of its shareholders to employ the Executive in the capacity described below and the Executive wishes to serve in such capacity.

         NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, IT IS HEREBY AGREED AS
FOLLOWS:

         1.       Effective Date. The "Effective Date" shall mean December 31,
2003.

         2. Employment Period. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue in the employment of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the first anniversary thereof (the "Initial Period"). Notwithstanding the foregoing, Executive's employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (each, an "Additional Period"), in each such case commencing upon the expiration of the Initial Period or the then current Additional Period, as the case may be, unless, at least 30 days prior to the expiration of the Initial Period or such Additional Period, either party shall give written notice to the other (a "Non-Extension Notice") of its intention not to extend the term hereof. A Non-Extension Notice by the Company shall constitute a Notice of Termination (as defined in Section 4(e)) by the Company of the Executive's employment without "Cause" (as defined in Section 4(b)). A Non-Extension Notice by the Executive shall constitute a Notice of Termination by the Executive of the Executive's employment without "Good Reason" (as defined in Section 4(c)). The entire period during which the Executive is employed pursuant to this Agreement shall be referred to as the "Employment Period."

         3.       Terms of Employment.

                  (a) Position and Duties. (i) During the Employment Period, the Executive shall serve as President, Europe, Middle East and Africa or in such other position as the Company and Executive shall agree with authority and responsibilities for operations of EMEA; (ii) Executive shall report to the President, York International and/or such other officers as the Board may designate from time to time; and (iii) the Executive's services shall be performed in London, England or such other location as the Company and Executive shall agree, except for occasional travel which may be required for the Executive to perform his duties under this Agreement. During the Employment Period, the Executive shall devote all of his business time, attention and energies to the performance of his duties under this Agreement and shall not, without the prior written consent of the Board, be engaged in any other business activity whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, (a) to manage

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the Executive's personal, financial and legal affairs, and (b) serve on civic or charitable boards or committees.

                  (b)      Compensation.

                           (i)      Base Salary. During the Employment Period,
the Executive shall receive an annual base salary of $464,000 ("Annual Base Salary"), which shall be paid in accordance with the Company's normal payroll practices. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                           (ii)     Incentive Compensation. During the
Employment Period, the Executive shall be eligible (1) for annual performance bonuses (the "Annual Bonus") and for mid-term performance bonuses in accordance with the provisions of the Company's 2002 Incentive Compensation Plan or its successor (the "Incentive Plan"), as the Incentive Plan may be in effect from time to time, (2) for awards under the Company's 2002 Amended and Restated Omnibus Stock Plan or its successor (the "Stock Plan"), as the Stock Plan may be in effect from time to time, and (3) to participate in the Company's Management Stock Purchase Plan or its successor (the "Purchase Plan") as the Purchase Plan may be in effect from time to time.

                           (iii)    Employee Benefit Plans. During the
Employment Period, the Executive shall be entitled to participate in the retirement, health, welfare and miscellaneous executive benefit plans and programs set forth on Schedule A, as such plans and programs may be in effect from time to time.

                           (iv)     Expenses. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the Company's policies, as such policies may be in effect from time to time.

         4.       Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Board determines in good faith that the "Disability" of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's inability to perform his full duties with the Company for 180 calendar days in any twelve month period as a result of incapacity due to mental or physical illness. In the event of a dispute under this Section 4(a), the

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Executive shall submit to an examination by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative, and the determination of such physician shall be determinative.

                  (b) Cause. The Company may terminate the Executive's employment at any time during the Employment Period for "Cause." For purposes of this Agreement, "Cause" shall mean:

                           (i)      knowingly providing the Company or its
affiliates with materially false representations relied upon by the Company or its affiliates including, but not limited to furnishing information to stockholders, a stock exchange or the Securities and Exchange Commission, or

                           (ii)     maintaining an undisclosed, unauthorized and
material conflict of interest in the discharge of duties owed to the Company or its affiliates, or

                           (iii)    willful misconduct or gross negligence which
is or may be demonstrably and materially injurious to the Company or its affiliates, or

                           (iv)     theft or misappropriation of the funds or
assets of the Company or its affiliates, or

                           (v)      conviction of or pleading nolo contendere to
a crime involving moral turpitude or any felony, or

                           (vi)     a willful and material breach by the
Executive of this Agreement.

         For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company. As used in this Agreement, the term "affiliates" shall mean any company controlled by, controlling or under common control with the Company.

                  (c) Good Reason. The Executive may terminate his employment with the Company at any time during the Employment Period for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean, in the absence of a written consent of the Executive, any of the following which occurs before the expiration of the Employment Period:

                           (i)      a substantial and adverse change in the
Executive's authority or responsibilities as specified in Section 3(a) of this Agreement, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith, and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive;

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                           (ii)     any material failure by the Company to
comply with any of the provisions of Section 3(b) of this Agreement, unless initiated by the Executive, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive;

                           (iii)    the requiring that the Executive travel on
the Company's business to an extent materially greater than the Executive's normal business travel, or the Company requiring the Executive to be based at any office or location more than 35 miles from that provided in Section 3(a)(iii) hereof, unless these requirements are remedied by the Company promptly after receipt of written notice thereof given by the Executive;

                           (iv)     a material breach by the Company of this
Agreement; or

                           (v)      any failure by the Company to obtain the
assumption of this Agreement by any successor or assign of the Company.

         For purposes of this Agreement, any action or inaction shall constitute Good Reason only for the 90 day period from the date on which such action or inaction first occurs.

                  (d) Termination Without Cause or Good Reason. The Company may terminate the Executive's employment without Cause, and the Executive may terminate his employment without Good Reason, at any time during the Employment Period.

                  (e) Notice of Termination. Any termination of the Executive's employment during the Employment Period by the Company or by the Executive, shall be communicated by "Notice of Termination" to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date, which date shall, (A) in all cases other than a voluntary termination by the Executive for other than Good Reason, be not more than thirty days after the giving of such notice, and (B) in the case of a voluntary termination by the Executive for other than Good Reason, thirty days after the Company receives such notice; provided that in a termination described in either
(A) or (B), during the notice period, the Board, in its absolute discretion, may relieve the Executive of all his duties, responsibilities and authority with respect to the Company and restrict the Executive's access to Company property. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (f) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within

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30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, or any later date specified therein within 30 days of such notice, as the case may be, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, and
(iv) if the Executive's employment is voluntarily terminated by the Executive for other than Good Reason, 30 days following the date of receipt of the Notice of Termination.

         5.       Obligations of the Company upon Termination.

                  (a) Good Reason or Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good Reason, then

                           (i)      the Company shall pay to the Executive, the
Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and any accrued but unused vacation pay (this amount shall be hereinafter referred to as the "Accrued Obligations"), in accordance with the Company's normal payroll practices, and

                           (ii)     to the extent not already paid or provided,
the Company shall pay or provide to the Executive (in accordance with the terms of the applicable plan or program) any other amounts or benefits previously earned and vested or which the Executive is eligible to receive for his service prior to the Date of Termination under any retirement, incentive, health, welfare or miscellaneous executive benefit plan or program specified on Schedule A (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"), and

                           (iii)    subject to Section 5(e), the Company shall
pay to the Executive in a cash lump sum within 30 days after the Date of Termination the aggregate of the following amounts:

                                    A.       an amount equal to one times the
         sum of (i) Executive's Annual Base Salary plus (ii) the Executive's target Annual Bonus for the year in which the Date of Termination occurs (the "Bonus Amount"); and

                                    B.       an amount equal to the Company
         contribution (other than matching contributions) that would be made under any Company tax-qualified defined contribution retirement plan (the "DC Plan") with respect to the Executive if the Executive's employment continued for a period of 36 months from the Date of Termination assuming for this purpose that the Executive's Annual Base Salary continues for such period at the same level as it existed on the Date of Termination and that the Executive receives a bonus for each 12 month period in such period (and an appropriately adjusted bonus for any period of less than 12 months) equal to the Bonus Amount; and

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                                    C.       an amount equal to the excess of
         (a) the sum of the actuarial equivalent of the benefit under any Company tax-qualified defined benefit retirement plan (the "DB Plan") and any Company non-qualified retirement plan (the "Non-Qualified Plan") (utilizing the actuarial assumptions as in effect under the DB Plan at the time such payment is made) which the Executive would receive if the Executive's employment continued for a period of 36 months from the Date of Termination assuming solely for purposes of this calculation that all accrued benefits are fully vested, and, assuming that the Executive's Annual Base Salary continues for such period at the same level as it existed on the Date of Termination and that the Executive receives a bonus for each 12 month period in such period (and an appropriately adjusted bonus for any period of less than 12 months) equal to the Bonus Amount, over (b) the actuarial equivalent of the Executive's actual benefits, if any, which have been paid or that would be payable under the DB Plan and Non-Qualified Plan as of the Date of Termination, assuming solely for purposes of this calculation that the Executive is vested in his benefits under the DB Plan and the Non-Qualified Plan; provided, however, that nothing in this Agreement shall cause the Executive to become vested in any benefits under the DB Plan or Non-Qualified Plan; and

                           (iv)     subject to Section 5(e), the Company shall
continue to provide health benefits (as specified on Schedule A) to the Executive and his eligible dependants for a period of 36 months from the Date of Termination on the same basis that such benefits were provided to him immediately prior to the Date of Termination; provided, however, that if the Company modifies, reduces or eliminates a health benefit or changes the employee contribution for similarly situated executives who remain employed by the Company then the Company may apply such change to the Executive; and

                           (v)      subject to Section 5(e), if the Executive
would have become entitled to benefits under the Company's post-retirement health care or life insurance plans, as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, had the Executive's continued employment during the period of 36 months after the Date of Termination, the Company shall provide such post-retirement health care or life insurance benefits to the Executive and the Executive's eligible dependents on the same terms applicable to such coverage for similarly-situated retirees of the Company commencing on the date on which benefits described in Section 5(a)(iv) terminate, if the Executive elects such coverage;

                           (vi)     all other benefits (not described in
paragraphs (i) through (v) of this Section) shall cease as of the Date of Termination.

                  (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a cash lump sum within 30 days of the Date of Termination. With respect to the provision of

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Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include life insurance benefits as in effect with respect to the Executive on the date of the Executive's death.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a cash lump sum within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include disability benefits as in effect with respect to the Executive on the Executive's Disability Effective Date.

                  (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

                  (e)      General Release. Notwithstanding anything in this
Section 5 to the contrary, no payments shall be made or benefits provided by the Company under Sections 5(a)(iii), 5(a)(iv) or 5(a)(v) prior to the execution by the Executive at the time of termination of a general release in favor of the Company and its affiliates, and their officers, employees, and directors, substantially in the form attached hereto as Exhibit I.

         6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be reduced by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others, regarding the validity or enforceability of, or liability under, any provision of this Agreement (including any contest by the Executive about the amount of any payment pursuant to this Agreement), provided that the Executive substantially prevails in such contest by reason of litigation, arbitration or settlement.

         7. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliates and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the

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Company and those designated by it. Upon termination of the Executive's employment, the Executive shall immediately return to the Company all confidential information in his possession as well as any other documents or property of the Company. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 7.

         8.       Noncompetition/Nonsolicitation.

                  (a) For two years after the Date of Termination, Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, consultant or otherwise with, or have any financial interest in, any business which is in competition with the business conducted by the Company or its affiliates anywhere in the world where the Company or its affiliates does business. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

                  (b) For two years after the Date of Termination, the Executive will not, directly or indirectly, on behalf of the Executive or any other person or entity, solicit for employment or other commercial engagement any person employed by the Company or its affiliates as of the date of the solicitation or for the preceding six months.

                  (c) During the Employment Period and at any time thereafter, Executive shall not, directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company or its affiliates, or any products or services offered by any of these, nor shall he engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of any of them.

                  (d)      (i)      Executive acknowledges and agrees that the
restrictions contained in this Section 8 and in Section 7 above are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, and that irreparable injury will be suffered by the Company should Executive breach any of the provisions of this
Section 8 or Section 7 above. Executive represents and acknowledges that (1) Executive has been advised by the Company to consult Executive's own legal counsel in respect of this Agreement, (2) Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Executive's counsel, and (3) the provisions of this Section 8 and Section 7 above are reasonable and these restrictions do not prevent Executive from earning a reasonable livelihood.

                           (ii)     Executive further acknowledges and agrees
that a breach of any of the restrictions in this Section 8 or Section 7 above cannot be adequately compensated by monetary damages. Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as provable damages and an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 8, or Section 7 above which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the

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provisions of this Section 8 should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law. The time periods set forth above shall be tolled during any period of violation by the Executive.

                           (iii)    Executive irrevocably and unconditionally
(1) agrees that any suit, action or other legal proceeding arising out of this
Section 8 or Section 7 above, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the Court of Common Pleas of York County, Pennsylvania or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Pennsylvania, (2) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (3) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any process, pleadings, notices or other papers in a manner permitted by the notice provisions of this
Section 8.

                  (e)      In exchange for the covenants set forth in this
Section 8, and provided the Executive is not terminated for Cause and does not leave other than for Good Reason, the Company agrees to pay to the Executive a lump sum amount equal to two times the Executive's Annual Base Salary plus the Bonus Amount, within 30 days after the Date of Termination.

                  (f) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 8, and the Company shall be permitted to assign its rights under this Section

         9.       Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive' s legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean York International Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

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         10.      Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

                  Mr. Peter C. Spellar
                  13024 Gordon Circle
                  Hagerstown, MD 21742

         If to the Company:

                  York International Corporation
                  631 S. Richland Avenue
                  York, PA 17403
                  Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of any other provision or right under this Agreement.

                  (f) This Agreement supersedes and terminates the prior Employment Agreement between the Company and the Executive dated July 27, 2000 and the Severance Agreement dated August 18, 1997 between the Company and the Executive.

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                  (g)      This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (h) Except for claims arising under Sections 7 or 8 , any controversy or claim arising out of or relating to this Agreement or the breach thereof, and any other disputes arising between the Executive and the Company or its affiliates including without limitation claims arising under any employment discrimination laws, shall be settled exclusively through binding arbitration in accordance with the then applicable rules of the American Arbitration Association, and judgment upon any award so rendered may be entered in any court having jurisdiction thereof. Any arbitration shall be conducted in York, Pennsylvania or such other location as mutually agreed by the parties. The arbitration provisions of this section shall be interpreted according to, and governed by, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. The costs of the arbitration shall be borne by the Company. The Executive shall be entitled to recover his legal fees and expenses in accordance with the provisions of Section 6 of this Agreement, or applicable law to the extent it provides for a greater recovery.

                  (i) In the event that any language, section, clause, phrase or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either party and that no rule of strict construction shall be applied against either party with respect to such ambiguity.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Boards of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                           _____________________________________
                                           Peter C. Spellar

                                           YORK INTERNATIONAL CORPORATION

                                           By:__________________________________

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                                   SCHEDULE A

-        RETIREMENT BENEFITS

         -        Pension Plan Number One

         -        Frick Plan

         -        Retirement Savings Plan

         -        Supplemental Executive Retirement Plan

         -        Executive Deferred Compensation Plan

-        INCENTIVE COMPENSATION

         -        2002 Incentive Compensation Plan

         -        2002 Amended and Restated Omnibus Stock Plan

         -        Management Stock Purchase Plan

-        HEALTH BENEFITS

         -        Medical

         -        Dental

         -        Vision

         -        Prescription Drug

-        WELFARE BENEFITS

         -        Short-Term Disability

         -        Long-Term Disability

         -        Life

         -        Vacation

-        MISCELLANEOUS EXECUTIVE BENEFITS

         -        Financial Planning

         -        Executive Physical

         -        Country Club Membership

         -        Company Car

                                    EXHIBIT I

                                 GENERAL RELEASE

         IN CONSIDERATION OF the terms and conditions contained in the Executive Employment Agreement, dated as of the 31st day of December, 2003, (the "Employment Agreement") by and between Peter C. Spellar (the "Executive") and York International Corporation (the "Company"), and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Executive on behalf of himself and his heirs, executors, administrators, and assigns, releases and discharges the Company and its subsidiaries, divisions, affiliates and parents, and their respective past, current and future officers, directors, employees, agents, and/or owners, and their respective successors, and assigns and any other person or entity claimed to be jointly or severally liable with the Company or any of the aforementioned persons or entities (collectively the "Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever ("Claims ") which the Executive and his heirs, executors, administrators, and assigns have, had, or may hereafter have, against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof. This General Release of Claims, includes without limitation, any and all matters relating to the Executive's employment by the Company and the cessation thereof, and any and all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law, including but not limited to, the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. Sections 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sections 621 et seq. (the "ADEA"), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. Sections 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. Sections 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq. ("ERISA"), the Pennsylvania Human Relations Act, as amended, 43 P.S. Sections 955 et. seq., and any other equivalent or similar federal, state, or local statute; provided, however, that the Executive does not release or discharge the Released Parties from (i) any of the Company's obligations to him under the Employment Agreement, and (ii) any vested benefits to which he may be entitled under any employee benefit plan or program subject to ERISA. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

         The Executive represents and warrants that he fully understands the terms of this General Release, that he is hereby advised to consult with legal counsel before signing, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as his own free act. Except as otherwise provided herein, the Executive understands that as a result of executing this General Release, he will not have the right to assert that the Company or any other of the Released Parties unlawfully terminated his employment or violated any of his rights in connection with his employment or otherwise.

         The Executive further represents and warrants that he has not filed, and will not initiate, or cause to be initiated on his behalf any complaint, charge, claim, or proceeding against any of the Released Parties before any federal, state, or local agency, court, or other body relating to any claims barred or released in this General Release thereof, and will not voluntarily participate in such a proceeding. However, nothing in this general release shall preclude or prevent the Executive from filing a claim, which challenges the validity of this general release solely with respect to the Executive's waiver of any Losses arising under the ADEA. The Executive shall not accept any relief obtained on his behalf by any government agency, private party, class, or otherwise with respect to any claims covered by this General Release.

         The Executive may take twenty-one (21) days to consider whether to execute this General Release. Upon the Executive's execution of this General Release, the Executive will have seven (7) days after such execution in which he may revoke such execution. In the event of revocation, the Executive must present written notice of such revocation to the Company's Chief Executive Officer. If seven (7) days pass without receipt of such notice of revocation, this General Release shall become binding and effective on the eighth (8th) day after the execution hereof (the "Effective Date").

INTENDING TO BE LEGALLY BOUND, I hereby set my hand below:

                                           _____________________________________
                                           Peter C. Spellar

                                           Dated:_______________________________

                                  NOTARIZATION

State of________________________________     )
County of_______________________________     )     ss.

         On this ______ day of ______________ in the year 2004 before me, the undersigned, personally appeared __________________________________; personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity as an individual, and that by his signature on the instrument he executed such instrument, and that such individual made such appearance before the undersigned.

                                           _____________________________________
                                           Notary Public

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